Exhibit 99.1

Global Payments Reports First Quarter 2023 Results

May 1, 2023

Raises 2023 Outlook
Completes EVO Payments Acquisition
Closes Netspend Consumer Divestiture
Executes Sale of Gaming Solutions Business

ATLANTA -- Global Payments Inc. (NYSE: GPN) today announced results for the first quarter ended March 31, 2023.

"We are pleased to have delivered our best first quarter in four years, exceeding our expectations to start 2023,” said Jeff Sloan, Chief Executive Officer. "Both of our key businesses posted exceptional results. Our merchant business proved highly resilient as we saw accelerated growth across a number of worldwide markets and ongoing stability despite incremental macroeconomic distractions. And our core issuer business improved 340 basis points sequentially and delivered its highest rate of year-over-year growth in more than five years. This performance reflects the wisdom of our long term strategies and our consistent focus on execution.

“We accomplished these results while turning the page on the strategic initiatives we have been executing over the last 12 plus months. First, we are delighted to have closed our acquisition of EVO Payments in late March, and we are off to a strong start with our integration activities. Second, we are pleased to announce the successful closing of the sale of our Netspend consumer business in late April. Third, we completed the divestiture of the Gaming Solutions business immediately following the end of the first quarter.”

Sloan concluded, “These transactions serve to better align our businesses with our strategy, simplify our portfolio, sharpen our focus on core corporate clients and provide us with enhanced confidence in our growth and margin targets. We are delighted to raise our outlook for the full year following the outstanding financial and operating performance we produced in the first quarter.”

Exhibit 99.1

First Quarter 2023 Summary
•GAAP revenues were $2.29 billion, compared to $2.16 billion in 2022; diluted (loss) earnings per share were $(0.04) compared to $0.87 in the prior year; and operating margin was 2.5% compared to 17.4% in the prior year.
•Adjusted net revenues increased 5% (7% constant currency) to $2.05 billion, compared to $1.95 billion in 2022; excluding the impact of dispositions and the acquisition of EVO Payments, adjusted net revenue increased 9% on a constant currency basis.
•Adjusted earnings per share increased 16% (18% constant currency) to $2.40, compared to $2.07 in 2022.
•Adjusted operating margin expanded 200 basis points to 43.1%.

2023 Outlook
“We are pleased with our strong financial performance in the first quarter, which exceeded our expectations despite ongoing macro concerns,” said Josh Whipple, Senior Executive Vice President and Chief Financial Officer. “Based on our strong performance and continuing momentum, we are raising our guidance for calendar 2023.

“The company now expects adjusted net revenue to be in a range of $8.635 billion to $8.735 billion, reflecting growth of 7% to 8% over 2022 (an increase from 6% to 7% previously), and adjusted earnings per share to be in a range of $10.32 to $10.44, reflecting growth of 11% to 12% over 2022 (up from 10% to 11% previously), or 16% to 17% excluding dispositions. We continue to expect adjusted operating margin for 2023 to expand by up to 120 basis points.”

Whipple concluded, “Our 2023 outlook reflects the now completed execution of all three of our previously announced strategic transactions and assumes a worldwide macroeconomic backdrop that is consistent with the current environment throughout the remainder of the calendar year.”

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.25 per share payable June 30, 2023 to shareholders of record as of June 15, 2023.

Conference Call
Global Payments’ management will host a live audio webcast today, May 1, 2023, at 8:00 a.m. EDT to discuss financial results and business highlights. The audio webcast, along with supplemental financial information, can be accessed via the investor relations page of the company’s website at investors.globalpayments.com. A replay of the audio webcast will be archived on the company's website following the live event.

Exhibit 99.1

Non-GAAP Financial Measures
Global Payments supplements revenues, operating income, operating margin and net income and earnings per share determined in accordance with GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this earnings release to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. The constant currency growth measures adjust for the impact of exchange rates and are calculated using average exchange rates during the comparable period in the prior year.

Global Payments also has provided supplemental non-GAAP information to reflect the divestiture of the consumer portion of the Consumer Solutions segment, which closed in April 2023. Management believes that providing such supplemental financial information should enhance shareholders’ ability to evaluate how the business will be managed going forward.

Reconciliations of each of the non-GAAP financial measures to the most directly comparable GAAP measure are included in the schedules to this release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the items that are excluded from the non-GAAP outlook measures.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading payments technology company delivering innovative software and services to our customers globally. Our technologies, services and team member expertise allow us to provide a broad range of solutions that enable our customers to operate their businesses more efficiently across a variety of channels around the world.

Headquartered in Georgia with approximately 27,000 team members worldwide, Global Payments is a Fortune 500® company and a member of the S&P 500 with worldwide reach spanning over 170 countries throughout North America, Europe, Asia Pacific and Latin America. For more information, visit www.globalpayments.com and follow Global Payments on Twitter (@globalpayinc), LinkedIn and Facebook.

Forward-Looking Statements
Investors are cautioned that some of the statements we use in this report contain forward-looking statements and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of and

Exhibit 99.1
assumptions made by our management, involve risks and uncertainties that could significantly affect the financial condition, results of operations, business plans and the future performance of Global Payments. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee that our plans and expectations will be achieved. Examples of forward-looking statements include, but are not limited to, statements we make regarding guidance and projected financial results for the year 2023; the effects of general economic conditions on our business; statements about the benefits of our acquisitions or divestitures, including future financial and operating results, the company’s plans, objectives, expectations and intentions, and the successful integration of our acquisitions or completion of anticipated benefits or strategic initiatives; our success and timing in developing and introducing new services and expanding our business; and other statements regarding our future financial performance. Although we believe that the plans and expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our plans and expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

In addition to factors previously disclosed in Global Payments’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the effects of global economic, political, market, health and social events or other conditions; foreign currency exchange, continuing inflation and rising interest rate risks; difficulties, delays and higher than anticipated costs related to integrating the businesses of acquired companies, including with respect to implementing controls to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; the effect of a security breach or operational failure on our business; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability to maintain Visa and Mastercard registration and financial institution sponsorship; the ability to retain, develop and hire key personnel; the diversion of management’s attention from ongoing business operations; the continued availability of capital and financing; increased competition in the markets in which we operate and our ability to increase our market share in existing markets and expand into new markets; our ability to safeguard our data; risks associated with our indebtedness; our ability to meet environmental, social or governance targets, goals and commitments; the potential effect of climate change including natural disasters; the effects of new or changes in current laws, regulations, credit card association rules or other industry standards on us or our partners and customers, including privacy and cybersecurity laws and regulations; and other events beyond our control, and other factors included in the “Risk Factors” in our most recent Annual Report on Form 10-K and in other documents that we file with the SEC, which are available at https://www.sec.gov.

These cautionary statements qualify all of our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. Our forward-looking statements speak only

Exhibit 99.1
as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. While we may elect to update or revise forward-looking statements at some time in the future, we specifically disclaim any obligation to publicly release the results of any revisions to our forward-looking statements, except as required by law.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Winnie Smith		Emily Edmonds
	770-829-8478		770-829-8755

Source: Global Payments Inc.

Exhibit 99.1
SCHEDULE 1
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2023	2022	% Change

Revenues	$2,292,447	$2,156,254	6.3%

Operating expenses:
Cost of service	947,753	957,158	(1.0)%
Selling, general and administrative	1,043,126	823,149	26.7%
Loss on business dispositions	244,833	—	nm
	2,235,712	1,780,307

Operating income	56,735	375,947	(84.9)%

Interest and other income	11,153	1,711	551.8%
Interest and other expense	(122,945)	(93,283)	31.8%
	(111,792)	(91,572)

(Loss) income before income taxes and equity in income of equity method investments	(55,057)	284,375	(119.4)%
Income tax (benefit) expense	(31,399)	52,218	(160.1)%
(Loss) income before equity in income of equity method investments	(23,658)	232,157	(110.2)%
Equity in income of equity method investments, net of tax	19,238	17,479	10.1%
Net (loss) income	(4,420)	249,636	(101.8)%
Net income attributable to noncontrolling interests, net of tax	(6,621)	(4,903)	35.0%
Net (loss) income attributable to Global Payments	$(11,041)	$244,733	(104.5)%

(Loss) earnings per share attributable to Global Payments:
Basic (loss) earnings per share	$(0.04)	$0.87	(104.6)%
Diluted (loss) earnings per share	$(0.04)	$0.87	(104.6)%

Weighted-average number of shares outstanding:
Basic	263,115	282,100
Diluted	263,115	282,567

Note: nm = not meaningful.

Exhibit 99.1
SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2023	2022	% Change

Adjusted net revenue	$2,049,456	$1,952,654	5.0%

Adjusted operating income	$882,514	$802,471	10.0%

Adjusted net income attributable to Global Payments	$631,261	$584,841	7.9%

Adjusted diluted earnings per share attributable to Global Payments	$2.40	$2.07	15.8%

Supplemental Non-GAAP ⁽¹⁾

Adjusted net revenue⁽¹⁾	$1,933,599	$1,794,530	7.7%

Adjusted operating income⁽¹⁾	$825,196	$764,369	8.0%

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(1)The supplemental non-GAAP information reflects the divestiture of our consumer business which closed in April 2023.

See Schedule 6 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, Schedule 7 for a reconciliation of adjusted net revenue and adjusted operating income by segment and supplemental non-GAAP information to the most comparable GAAP measure, and Schedule 8 for a discussion of non-GAAP financial measures.

Exhibit 99.1
SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	March 31, 2023		March 31, 2022		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$1,605,610	$1,456,390	$1,473,019	$1,337,193	9.0%	8.9%
Issuer Solutions	570,907	490,216	537,326	468,368	6.2%	4.7%
Consumer Solutions	143,709	129,242	169,115	169,115	(15.0)%	(23.6)%
Intersegment eliminations	(27,779)	(26,392)	(23,206)	(22,022)	(19.7)%	(19.8)%
	$2,292,447	$2,049,456	$2,156,254	$1,952,654	6.3%	5.0%

Operating income (loss):
Merchant Solutions	$507,210	$688,281	$444,530	$632,117	14.1%	8.9%
Issuer Solutions	82,810	215,241	69,142	201,752	19.8%	6.7%
Consumer Solutions	(5,798)	57,317	22,618	38,102	(125.6)%	50.4%
Corporate	(282,654)	(78,326)	(160,343)	(69,500)	(76.3)%	(12.7)%
Loss on business dispositions	(244,833)	—	—	—	nm	nm
	$56,735	$882,514	$375,947	$802,471	(84.9)%	10.0%
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See Schedule 7 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 8 for a discussion of non-GAAP financial measures.

Note: Amounts may not sum due to rounding.

Note: nm = not meaningful.

Exhibit 99.1
SCHEDULE 4
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	March 31, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$2,001,671	$1,997,566
Accounts receivable, net	1,067,174	998,332
Settlement processing assets	1,575,515	2,519,114
Current assets held for sale	163,285	138,815
Prepaid expenses and other current assets	787,409	660,321
Total current assets	5,595,054	6,314,148
Goodwill	26,850,666	23,320,736
Other intangible assets, net	10,587,887	9,658,374
Property and equipment, net	2,023,463	1,838,809
Deferred income taxes	58,321	37,907
Noncurrent assets held for sale	1,058,649	1,295,799
Other noncurrent assets	2,464,604	2,343,241
Total assets	$48,638,644	$44,809,014

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$482,339	$747,111
Current portion of long-term debt	1,185,365	1,169,330
Accounts payable and accrued liabilities	2,514,616	2,442,560
Settlement processing obligations	1,799,999	2,413,799
Current liabilities held for sale	101,091	125,891
Total current liabilities	6,083,410	6,898,691
Long-term debt	16,534,074	12,289,248
Deferred income taxes	2,434,230	2,428,412
Noncurrent liabilities held for sale	4,691	4,478
Other noncurrent liabilities	699,410	647,975
Total liabilities	25,755,815	22,268,804
Commitments and contingencies
Redeemable noncontrolling interests	556,070	—
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 400,000,000 shares authorized at March 31, 2023 and December 31, 2022; 261,770,665 issued and outstanding at March 31, 2023 and 263,081,872 issued and outstanding at December 31, 2022	—	—
Paid-in capital	19,839,506	19,978,095
Retained earnings	2,654,589	2,731,380
Accumulated other comprehensive loss	(410,817)	(405,969)
Total Global Payments shareholders’ equity	22,083,278	22,303,506
Nonredeemable noncontrolling interests	243,481	236,704
Total equity	22,326,759	22,540,210
Total liabilities, redeemable noncontrolling interests and equity	$48,638,644	$44,809,014

Exhibit 99.1
SCHEDULE 5
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	March 31, 2023	March 31, 2022

Cash flows from operating activities:
Net (loss) income	$(4,420)	$249,636
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	105,983	99,665
Amortization of acquired intangibles	301,267	329,007
Amortization of capitalized contract costs	29,336	25,906
Share-based compensation expense	89,566	38,399
Provision for operating losses and credit losses	29,859	28,523
Noncash lease expense	15,810	21,555
Deferred income taxes	(160,040)	(80,841)
Equity in income of equity method investments, net of tax	(19,238)	(17,479)
Facilities exit charges	5,164	—
Loss on business dispositions	244,833	—
Other, net	10,521	12,149
Changes in operating assets and liabilities, net of the effects of business combinations:
Accounts receivable	30,767	(34,191)
Settlement processing assets and obligations, net	248,710	48,198
Prepaid expenses and other assets	(119,479)	(115,904)
Accounts payable and other liabilities	(209,113)	25,377
Net cash provided by operating activities	599,526	630,000
Cash flows from investing activities:
Business combinations and other acquisitions, net of cash and restricted cash acquired	(4,046,785)	(4,726)
Capital expenditures	(162,195)	(156,102)
Other, net	2,187	5
Net cash used in investing activities	(4,206,793)	(160,823)
Cash flows from financing activities:
Net (repayments of) borrowings from settlement lines of credit	(281,411)	16,497
Net borrowings from commercial paper notes	1,048,620	—
Proceeds from long-term debt	4,708,140	1,529,157
Repayments of long-term debt	(1,555,954)	(1,176,496)
Payments of debt issuance costs	(11,593)	(1,706)
Repurchases of common stock	(202,785)	(649,654)
Proceeds from stock issued under share-based compensation plans	6,103	7,940
Common stock repurchased - share-based compensation plans	(28,323)	(26,295)
Distributions to noncontrolling interests	(6,218)	(5,534)
Dividends paid	(65,750)	(70,243)
Net cash provided by (used in) financing activities	3,610,829	(376,334)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	18,584	(36,147)
Increase in cash, cash equivalents and restricted cash	22,146	56,696
Cash, cash equivalents and restricted cash, beginning of the period	2,215,606	2,123,023
Cash, cash equivalents and restricted cash, end of the period	$2,237,752	$2,179,719

Exhibit 99.1
SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended March 31, 2023
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,292,447	$(242,991)	$—	$—	$2,049,456

Operating income	$56,735	$(13,938)	$839,716	$—	$882,514

Net (loss) income attributable to Global Payments	$(11,041)	$(13,938)	$837,575	$(181,335)	$631,261

Diluted (loss) earnings per share attributable to Global Payments	$(0.04)				$2.40

Diluted weighted average shares outstanding (4)	263,115				263,386

	Three Months Ended March 31, 2022
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,156,254	$(203,600)	$—	$—	$1,952,654

Operating income	$375,947	$3,612	$422,913	$—	$802,471

Net income attributable to Global Payments	$244,733	$3,612	$423,578	$(87,082)	$584,841

Diluted earnings per share attributable to Global Payments	$0.87				$2.07

Diluted weighted average shares outstanding	282,567				282,567

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(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended March 31, 2023 and 2022, net revenue adjustments also included $0.4 million and $3.6 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Adjustments for the three months ended March 31, 2023 also included a $14.5 million adjustment to exclude revenues that were associated with certain excluded expenses of our consumer business, which was classified as assets held for sale on our balance sheet, as noted in footnote 2 below.

(2)For the three months ended March 31, 2023, earnings adjustments to operating income included $303.6 million in cost of services (COS) and $291.3 million in selling, general and administrative expenses (SG&A). Adjustments to COS included amortization of acquired intangibles of $301.3 million and other items of $2.3 million. Adjustments to SG&A included share-based compensation expense of $89.6 million, acquisition, integration and separation expenses of $174.8 million, facilities exit charges of $7.7 million, and employee termination charges of $19.2 million.

Acquisition, integration and separation expenses for the three months ended March 31, 2023 included $74.2 million related to the divestiture of our consumer business, which was classified as assets held for sale on our balance sheet. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the Company would have operated the business and would not have otherwise been incurred absent the transaction.

For the three months ended March 31, 2023, earnings adjustments to operating income also included the $244.8 million loss on business dispositions.

For the three months ended March 31, 2022, earnings adjustments to operating income included $329.2 million in COS and $93.7 million in SG&A. Adjustments to COS represent amortization of acquired intangibles of $329.0 million and other items of $0.2 million. Adjustments to SG&A include share-based compensation expense of $38.4 million, acquisition and integration expenses of $51.0 million and other items of $4.3 million.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

(4)Includes 270,957 dilutive shares for non-GAAP. All awards are antidilutive for GAAP due to reporting a net loss.

See "Non-GAAP Financial Measures" discussion on Schedule 8.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 7
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended March 31, 2023
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP	Consumer Business (3)	Supplemental Non-GAAP (3)

Revenues:
Merchant Solutions	$1,605,610	$(149,220)	$—	$1,456,390	$—	$1,456,390
Issuer Solutions	570,907	(80,691)	—	490,216	—	490,216
Consumer Solutions	143,709	(14,467)	—	129,242	(129,242)	—
Intersegment eliminations	(27,779)	1,387	—	(26,392)	13,385	(13,007)
	$2,292,447	$(242,991)	$—	$2,049,456	$(115,857)	$1,933,599

Operating income (loss):
Merchant Solutions	$507,210	$13	$181,058	$688,281	$—	$688,281
Issuer Solutions	82,810	516	131,915	215,241	—	215,241
Consumer Solutions	(5,798)	(14,467)	77,582	57,317	(57,317)	—
Corporate	(282,654)	—	204,328	(78,326)	—	(78,326)
Loss on business dispositions	(244,833)	—	244,833	—	—	—
	$56,735	$(13,938)	$839,716	$882,514	$(57,317)	$825,196

	Three Months Ended March 31, 2022
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP	Consumer Business (3)	Supplemental Non-GAAP (3)

Revenues:
Merchant Solutions	$1,473,019	$(135,826)	$—	$1,337,193	$—	$1,337,193
Issuer Solutions	537,326	(68,958)	—	468,368	—	468,368
Consumer Solutions	169,115	—	—	169,115	(169,115)	—
Intersegment eliminations	(23,206)	1,184	—	(22,022)	10,991	(11,031)
	$2,156,254	$(203,600)	$—	$1,952,654	$(158,124)	$1,794,530

Operating income:
Merchant Solutions	$444,530	$80	$187,508	$632,117	$—	$632,117
Issuer Solutions	69,142	3,532	129,078	201,752	—	201,752
Consumer Solutions	22,618	—	15,484	38,102	(38,102)	—
Corporate	(160,343)	—	90,843	(69,500)	—	(69,500)
	$375,947	$3,612	$422,913	$802,471	$(38,102)	$764,369
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(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended March 31, 2023 and 2022, net revenue adjustments also included $0.4 million and $3.6 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Adjustments for the three months ended March 31, 2023 also included a $14.5 million adjustment to exclude revenues that were associated with certain excluded expenses of our consumer business, which was classified as assets held for sale on our balance sheet, as noted in footnote 2 below.

(2)For the three months ended March 31, 2023, earnings adjustments to operating income included $303.6 million in COS and $291.3 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $301.3 million and other items of $2.3 million. Adjustments to SG&A included share-based compensation expense of $89.6 million, acquisition, integration and separation expenses of $174.8 million, facilities exit charges of $7.7 million, and employee termination charges of $19.2 million.

Acquisition, integration and separation expenses for the three months ended March 31, 2023 included $74.2 million related to the divestiture of our consumer business, which was classified as assets held for sale on our balance sheet. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the Company would have operated the business and would not have otherwise been incurred absent the transaction.

For the three months ended March 31, 2022, earnings adjustments to operating income included $329.2 million in COS and $93.7 million in SG&A. Adjustments to COS represent amortization of acquired intangibles of $329.0 million and other items of $0.2 million. Adjustments to SG&A include share-based compensation expense of $38.4 million, acquisition and integration expenses of $51.0 million and other items of $4.3 million.

(3)The supplemental non-GAAP information excludes the results of the consumer business that was divested in April 2023.

See "Non-GAAP Financial Measures" discussion on Schedule 8.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 8
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In millions, except per share data)

	2022	2023 Outlook	Growth
Revenues:
GAAP revenues	$8,976	$9,625 to $9,725	7% to 8%
Adjustments(1)	(884)	(990)
Adjusted net revenue	$8,092	$8,635 to $8,735	7% to 8%

Earnings Per Share:
GAAP diluted EPS	$0.40	$4.31 to $4.43	nm
Adjustments(2)	8.92	6.01
Adjusted EPS	$9.32	$10.32 to $10.44	11% to 12%

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefit to the company. Amounts also included adjustments to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses, as well as adjustments to exclude revenues that were associated with certain excluded expenses of our consumer business which was classified as assets held for sale on our balance sheet.

(2)Adjustments to 2022 GAAP diluted EPS included the removal of 1) software-related contract liability adjustments described above of $0.02, 2) acquisition related amortization expense of $3.53, 3) share-based compensation expense of $0.46, 4) acquisition, integration, and separation expense of $1.00, 5) facilities exit charges of $0.13, 6) other items of $0.06, 7) equity method investment earnings from our interest in a private equity investment fund of $(0.06), 8) discrete tax items of $0.01, 9) goodwill impairment charge in connection with the strategic review of the former Business and Consumer Solutions segment and sale of the consumer business of $3.02, 10) loss on business dispositions of $0.70, 11) other income and expense of $0.05, and 12) the effect of noncontrolling interests and income taxes, as applicable.

Note: nm = not meaningful.

NON-GAAP FINANCIAL MEASURES
Global Payments supplements revenues, operating income, operating margin and net income and earnings per share (EPS) determined in accordance with U.S. GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation.

Adjusted net revenue, adjusted operating income, adjusted operating margin, adjusted net income and adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, net income and earnings per share determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies. Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation expense, acquisition, integration and separation expense, gain or losses on business divestitures, and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6 to 7. Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue. The constant currency growth measures adjust for the impact of exchange rates and are calculated using average exchange rates during the comparable period in the prior year. The tax rate used in determining the income tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

The supplemental non-GAAP information excludes the results of the consumer business that was divested in April 2023. Management believes that providing such supplemental financial information should enhance shareholders’ ability to evaluate how the business will be managed going forward.